Exhibit 10.15

Confidential

ATKORE INTERNATIONAL GROUP INC.
STOCK INCENTIVE PLAN

Article I
Purpose

Atkore International Group Inc. has established this stock incentive plan to foster and promote its long-term financial success.  Capitalized terms have the meaning given in Article XI.

Article II
Powers of the Board

Section 2.1          Power to Grant Awards.  The Board shall select officers and key employees to participate in the Plan.  The Board shall determine the terms of each Award, consistent with the Plan.

Section 2.2          Administration.  The Board shall be responsible for the administration of the Plan.  The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan.  Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion.  Determinations, interpretations or other actions made or taken by the Board under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

Section 2.3          Delegation by the Board.  All of the powers, duties and responsibilities of the Board specified in this Plan may be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.

Article III
Shares Subject to Plan

Section 3.1          Number.  The maximum number of shares of Common Stock that may be issued under the Plan or be subject to Awards may not exceed 6,000,000 shares.  The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock that are not reserved for any other purpose.

Section 3.2          Canceled, Terminated or Forfeited Awards; Share Counting.

(a)           Upon the sale of Common Stock pursuant to Article IV, the maximum number of shares of Common Stock set forth in Section 3.1 shall be reduced by the number of shares sold.  In the event that, subsequent to any such sale, the Company reacquires any of such shares of Common Stock, such reacquired shares of Common Stock shall again be available for grant under the Plan.

(b)           Upon the grant of an Option, share of Restricted Stock or Restricted Stock Unit, the maximum number of shares of Common Stock set forth in Section 3.1 shall be reduced by the number of shares subject to such Award.  Upon the exercise, settlement or conversion of any Award or portion thereof, there shall again be available for grant under the Plan the number of shares subject to such Award or portion thereof minus the actual number of shares of Common Stock issued in connection with such exercise, settlement or conversion.  If any such Award or portion thereof is for any reason forfeited, canceled, expired or otherwise terminated without the issuance of shares of Common Stock, the Common Stock subject to such forfeited, canceled, expired or otherwise terminated Award or portion thereof shall again be available for grant under the Plan.  If shares of Common Stock are withheld from issuance with respect to an Award by the Company in satisfaction of any tax withholding or similar obligations, such withheld shares shall again be available for grant under the Plan.  Awards which the Board reasonably determines will be settled in cash or will be forfeited shall not reduce the Plan maximum set forth in Section 3.1.

Section 3.3          Adjustment in Capitalization.  If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Common Stock, the Board shall adjust the number of shares of Common Stock available for issuance under the Plan and the number, class and exercise price of any outstanding Award, and/or make such substitution, revision or other provisions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable.  Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Awards, the prices specified therein (if applicable), and the securities, cash or other property to be received upon the exercise, settlement or conversion thereof.  After any adjustment made pursuant to this Section, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number.  Any action taken pursuant to this Section 3.3 shall be effected in a manner that is exempt from or otherwise complies with Section 409A of the Code.

Article IV
Stock Purchase

Section 4.1          Awards and Administration.  The Board may offer and sell Common Stock to Participants at such time or times as it shall determine, the terms of which shall be set forth in a Subscription Agreement.

Section 4.2          Minimum Purchase Price.  Unless otherwise determined by the Board, the purchase price for any Common Stock to be offered and sold pursuant to this Article IV shall not be less than the Fair Market Value on the Grant Date.

Section 4.3          Payment.  Unless otherwise determined by the Board, the purchase price with respect to any Common Stock offered and sold pursuant to this Article IV shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Common Stock.

Article V
Terms of Options

Section 5.1          Grant of Options.  The Board may grant Options to Participants at such time or times as it shall determine.  Options granted pursuant to the Plan will not be “incentive stock options” as defined in the Code unless otherwise determined by the Board.  Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the number of shares of Common Stock that may be purchased pursuant to such Option, the exercise price at which shares of Common Stock may be purchased pursuant to such Option, the duration of such Option (not to exceed the tenth anniversary of the Grant Date), and such other terms as the Board shall determine.

Section 5.2          Exercise Price.  The exercise price per share of Common Stock to be purchased upon exercise of an Option shall not be less than the Fair Market Value on the Grant Date.

Section 5.3          Vesting and Exercise of Options.  Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the Grant Date.  Unless otherwise determined by the Board on or before the Grant Date, one fifth of the Options shall vest and become exercisable subject to continued employment on each of the first, second, third, fourth and fifth anniversaries of the Grant Date.  The Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options at any time and from time to time.

Section 5.4          Payment.  The Board shall establish procedures governing the exercise of Options, which procedures shall, unless the Board determines otherwise, generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees (the “Withholding Amounts”)) be paid in full in cash, cash equivalents or other readily-available funds at the time of exercise.  Notwithstanding the foregoing, on such terms as the Board may establish from time to time following a Public Offering (i) the Board may permit a Participant to tender any Common Stock such Participant has owned for at least six months and one day for all or a portion of the applicable exercise price or minimum required withholding taxes and (ii) the Board may authorize the Company to establish a broker-assisted exercise program.  In connection with any Option exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law.  Unless the Board determines otherwise, as a condition to the exercise of any Option before a Public Offering, a Participant shall enter into a Subscription Agreement annexed to the Award Agreement for the Option or, if a Subscription Agreement is not so annexed, as otherwise provided to the Participant.

Article VI
Restricted Stock and Restricted Stock Units

Section 6.1          Grants of Restricted Stock and Restricted Stock Units.  The Board may grant Restricted Stock or Restricted Stock Units to Participants at such time or times and on such terms and conditions as it shall determine.  Restricted Stock and Restricted Stock Units granted to a Participant shall be evidenced by an Award Agreement that shall specify the number of shares of Restricted Stock or the number of Restricted Stock Units that are being granted to the Participant, the vesting conditions applicable to such Restricted Stock or Restricted Stock Units, the rights and obligations of the Participant with respect to such Restricted Stock or Restricted Stock Units, and such other terms and conditions as the Board shall determine (including, if determined by the Board, payment of a portion of the Fair Market Value thereof).

Section 6.2          Conditions to Grant.  Unless otherwise determined by the Board, it shall be a condition to the issuance of Restricted Stock and the settlement of Restricted Stock Units that the Participant who receives such Award enter into a Subscription Agreement annexed to the related Award Agreement or, if a Subscription Agreement is not so annexed, as otherwise provided to the Participant.  Unless otherwise determined by the Board, the certificates evidencing shares of Restricted Stock shall be held by the Secretary of the Company or another custodian selected by the Company.

Section 6.3          Vesting Conditions.  Awards of Restricted Stock and Restricted Stock Units shall vest in accordance with the vesting conditions specified in the applicable Award Agreement.  These vesting conditions may include, without limitation and alone or in any combination, the continued provision of services to the Company or any of its Affiliates or the achievement of individual, corporate, business unit or other performance goals.  Awards of Restricted Stock (prior to the vesting thereof) and Restricted Stock Units (prior to the settlement thereof) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than as permitted by the Board.

Section 6.4          Stockholder Rights; Dividend Equivalents.  Awards of Restricted Stock shall have such voting and dividend rights as the Board shall, in its discretion, determine.  With respect to Awards of Restricted Stock Units, the Board may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on shares of Common Stock by the Company shall be (i) not paid to Participants holding Awards of Restricted Stock Units in respect of any period prior to the issuance of shares of Common Stock therefor, (ii) paid without restriction or deferral or (iii) credited but deferred until the lapsing of the vesting restrictions imposed upon such Restricted Stock Units.  In the event that dividend equivalent payments are to be deferred, the Board shall determine whether such dividend equivalent payments are to be deemed reinvested in shares of Common Stock (which shall be held as additional Restricted Stock Units) or held in cash or other notional instruments.  Payment of deferred dividend equivalent payments in respect of Restricted Stock Units (whether held in cash or as additional Restricted Stock Units or other notional instruments), shall be made upon the vesting of the Restricted Stock Units to which such deferred dividend equivalent payments relate, and any dividend equivalent payments so deferred in respect of any Restricted Stock Units shall be forfeited upon the forfeiture of the related Restricted Stock Units.

Section 6.5          Board Discretion.  Notwithstanding anything else contained in this Plan to the contrary, the Board may accelerate the vesting of any Restricted Stock or Restricted Stock Units or any class or series of Restricted Stock or Restricted Stock Units for any reason on such terms and subject to such conditions, as the Board shall determine, at any time and from time to time.

Article VII
Termination of Employment

Section 7.1          Expiration of Options Following Termination of Employment.  Unless otherwise determined by the Board on or before the Grant Date, if a Participant’s employment with the Company terminates, such Participant’s Options shall be treated as follows:

(a)           any unvested Options shall terminate effective as of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period); provided that if the Employee’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee’s death or Disability), any unvested Options held by the Employee shall immediately vest as of the effective date of such Special Termination;

(b)           except in the case of a termination for Cause, vested Options shall remain exercisable through the earliest of (i) the normal expiration date, (ii) 90 days after the Participant’s termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or 180 days in the case of a Special Termination or a retirement at normal retirement age or later, and (iii) any cancellation pursuant to Section 8.1; and

(c)           in the case of a termination for Cause, any and all Options held by such Participant (whether or not then vested or exercisable) shall terminate immediately upon such termination of employment.

Section 7.2          Effect of Termination of Employment on Restricted Stock and Restricted Stock Units. Unless otherwise determined by the Board, upon the termination of a Participant’s employment or service with the Company or any Subsidiary, any unvested Restricted Stock and any unvested Restricted Stock Units held by the Participant shall be automatically forfeited and canceled.

Section 7.3          Call Rights upon Termination of Employment Prior to a

Public Offering.  Each Subscription Agreement shall provide that the Company and one or more of the Investors shall have successive rights prior to a Public Offering to purchase all or any portion of a Participant’s Common Stock upon any termination of employment (determined without regard to any statutory or deemed or express contractual notice period), at such time and at a purchase price per share equal to the Fair Market Value as of the date specified in the Subscription Agreement (or, if the Participant’s employment termination qualifies as a termination for Cause, for a purchase price per share equal to the lesser of (i) the Fair Market Value as of the date specified in the Subscription Agreement and (ii) such Participant’s per share purchase price).

Article VIII
Change in Control

Section 8.1          Accelerated Vesting and Payment.  Except as otherwise provided in this Article VIII or in the Award Agreement, upon a Change in Control:  (i) each Option, whether vested or unvested, shall be canceled in exchange for a payment in an amount or with a value equal to the excess, if any, of the Change in Control Price over the exercise price for such Option; (ii) the Restriction Period applicable to all shares of Restricted Stock shall expire and all such shares shall vest and become non-forfeitable.  Except as otherwise provided in this Article VIII, the effect (if any) of a Change in Control upon Restricted Stock Units shall be as provided in the written Award Agreement governing such Restricted Stock Unit consistent with Section 409A of the Code.

Section 8.2          Alternative Award.  No cancellation, acceleration or other payment shall occur with respect to any Award if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must:

(a)           give the Participant who held such Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Award, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment; and

(b)           have terms such that if, following a Change in Control, a Participant’s employment is involuntarily or constructively terminated (other than for Cause) at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive a cash payment equal to the excess (if any) of the fair market value of the stock subject to the Alternative Award on the date of surrender over the price that such Participant would be required to pay to exercise such Alternative Award or shall have an immediate right to exercise such Alternative Award and receive shares that are then publicly-traded.

Section 8.3          Limitation of Benefits.  Unless otherwise provided in the Award Agreement, if, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, a Participant would receive any payment, deemed payment or other benefit as a result of the operation of Section 8.1 or Section 8.2 that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under Section 8.1 or Section 8.2 shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto.  If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive in more than an immaterial amount, the Company will use commercially reasonable efforts to seek the approval of the Company’s shareholders in the manner provided for in section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 8.3).

Article IX
Authority to Vary Terms or Establish Local Jurisdiction Plans

The Board may vary the terms of Awards under the Plan, or establish sub-plans under this Plan to authorize the grant of awards that have additional or different terms or features from those otherwise provided for in the Plan, if and to the extent the Board determines necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Employees in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article IX shall not be deemed to authorize any increase in the number of shares of Common Stock available for issuance under the Plan set forth in Section 3.1.

Article X
Amendment, Modification, and Termination of the Plan

The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time.  No amendment, modification, termination or suspension of the Plan shall have a substantial adverse affect on the economic terms of any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority of Participants holding similar Awards (such majority to be determined based on the number of shares covered by such Awards).  Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Article XI
Definitions

Section 11.1        Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person; provided that a director, member of management or other Employee of the Company shall not be deemed to be an Affiliate of the Investors.  For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

“Alternative Award” has the meaning given in Section 8.2.

“Award” shall mean an Option, an offer and sale of Common Stock pursuant to Article IV, or any Restricted Stock or Restricted Stock Unit, in each case granted pursuant to the terms of the Plan.

“Award Agreement” means a Subscription Agreement, an Option Agreement or any other agreement evidencing an Award.

“Board” means the Board of Directors of the Company or, to the extent that a delegation to a committee has occurred as provided in Section 2.3, such committee (to the extent of such delegation).

“Cause” shall, as to any Participant, have the meaning set forth in the employment agreement to which the Participant is a party with the Company or an Affiliate, or, in the absence of such an employment agreement, shall mean any of the following:  (i) the Participant’s commission of a crime involving fraud, theft, false statements or other similar acts or commission of any crime that is a felony (or a comparable classification in a jurisdiction that does not use these terms); (ii) the Participant’s engaging in any conduct that constitutes an employment disqualification under applicable law; (iii) the Participant’s willful or grossly negligent failure to perform his or her employment-related duties for the Company and its Subsidiaries; (iv) the Participant’s material violation of any Company or Subsidiary policy as in effect from time to time; (v) the Participant’s engaging in any act or making any statement that impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; (vi) the Participant’s material breach of any Award Agreement, employment agreement, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound or (vii) the Participant’s engaging in any conduct injurious or detrimental to the Company or any of its Subsidiaries.  The determination as to whether “Cause” has occurred shall be made by the Board, which shall have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”  A termination for Cause shall be deemed to include a determination following a Participant’s termination of employment for any reason that the circumstances existing prior to such termination for the Company or one of its Subsidiaries to have terminated such Participants employment for Cause.

“Change in Control” means the first to occur of the following events after the Effective Date:

(i)  the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of more than 50% of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Investors, or any Affiliates of any of the foregoing;

(ii)  the merger, consolidation or other similar transaction involving the Company, as a result of which both (x) persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company, and (y) any or all of the Investors (individually or collectively) do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iii)  within any 12-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (iii); or

(iv)  the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.

“Change in Control Price” means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control.  If any part of the offered price is payable other than in cash, the Change in Control price shall be determined in good faith by the Board as constituted immediately prior to the Change in Control.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Common Stock” means the Common Stock, par value U.S. $.01 per share, of the Company and, if applicable, any securities which may be issued after the Effective Date in respect of, or in exchange for, the shares of Common Stock.

“Company” means Atkore International Group Inc., a Delaware corporation, and any successor thereto; provided that for purposes of determining the status of a Participant’s employment with the “Company,” such term shall include the Company and its Subsidiaries.

“Disability” means, unless otherwise provided in an Award Agreement, a Participant’s long-term disability within the meaning of the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant, or in the absence of such a plan or program, as determined by the Board.  The Board’s reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.

“Effective Date” has the meaning given in Section 12.11.

“Employee” means any executive, officer or other employee of the Company or any Subsidiary.

“Fair Market Value” means, as of any date of determination prior to a Public Offering, the per share fair market value on such date of a share of Common Stock as determined in good faith by the Board, in compliance with section 409A of the Code.  In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Common Stock that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Board to obtain any such independent valuation).  For purposes of determining Fair Market Value, convertible preferred stock on the date of determination shall be treated as converted into shares of Common Stock.  The determination of Fair Market Value shall not take into account the fact that such shares would represent a minority interest in the Company.  Following a Public Offering, “Fair Market Value” shall mean, as of any date of determination, the mid-point between the high and the low trading prices for such date per share of Common Stock as reported on the principal stock exchange on which the shares of Common Stock are then listed.

“Financing Agreements” means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time.

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.

“Investor” means any of (i) CD&R Allied Holdings, L.P., (ii) Tyco International Holdings S.a.r.l, (iii) any Affiliate of any of the foregoing that acquires Common Stock, and (iv) any successor in interest to any thereof.

“Option” means the right granted pursuant to the Plan to purchase one share of Common Stock.

“Option Agreement” means an agreement between the Company and a Participant embodying the terms of any Options granted pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

“Participant” means any Employee who is granted an Award.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Plan” means this Atkore International Group Inc. Stock Incentive Plan.

“Public Offering” means the first day as of which (i) there has occurred an initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act with aggregate gross cash proceeds (without regard to any underwriting discount or commission) of at least $150,000,000 (whether to the Company, its stockholders, or both), or (ii) the Board has determined that shares of the Common Stock otherwise have become publicly-traded for this purpose.

“Restricted Stock” means shares of Common Stock subject to a Restriction Period granted to a Participant under the Plan.

“Restricted Stock Unit” means a contractual right of a Participant to receive a stated number of shares of Common Stock, or, at the discretion of the Board, cash based on the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time, that is forfeitable by the Participant until the completion of a specified period of future service or in accordance with the terms of the Plan or applicable Award Agreement or that is otherwise subject to a Restriction Period.

“Restriction Period” means the period during which any Restricted Stock or Restricted Stock Units are subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Special Termination” means a termination by reason of the Participant’s death or Disability.

“Subscription Agreement” means a stock subscription agreement between the Company and a Participant embodying the terms of any stock purchase made pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

“Subsidiary” means any corporation, limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

“Withholding Amounts” has the meaning given in Section 5.4.

Section 11.2        Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article XII
Miscellaneous Provisions

Section 12.1        Nontransferability of Awards.  Except as otherwise provided herein, in a Subscription Agreement or as the Board may permit on such terms as it shall determine, no Awards granted under the Plan may be sold, transferred, pledged, assigned, hedged, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s life-time by such Participant only (or, in the event of the

Participant’s Disability, such Participant’s legal representative).  Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.  References to transfers permitted under the “Management Incentive Plan” in Section 3.1(e) of the Stockholders Agreement dated as of December 22, 2010 by and among the Company and other parties thereto (as the same may be amended from time to time) shall be deemed to include transfers permitted pursuant to a Subscription Agreement.

Section 12.2        Tax Withholding.  The Company or the Subsidiary employing a Participant shall have the power to withhold up to the minimum statutory requirement, or to require such Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax and other governmental tax, charge or fee requirements in respect of any Award granted under the Plan (excluding, where applicable, the employer portion of any employment, social or similar taxes).

Section 12.3        Tax Elections.  If required to do so by the Company, the Participant’s employer or former employer, a Participant shall enter into a joint election under section 431(1) of the United Kingdom Income Tax (Pensions and Earnings) Act 2003 in respect of the Common Stock within 14 days of the date of (i) the purchase of such Common Stock pursuant to the terms of the Plan and (ii) the exercise of the relevant Options relating to such Common Stock.

Section 12.4        Beneficiary Designation.  Pursuant to such rules and procedures as the Board may from time to time establish, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death.  Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime.

Section 12.5        No Guarantee of Employment or Participation.  Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary.  No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any other or future Awards.

Section 12.6        No Limitation on Compensation; No Impact on Benefits.

Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its Employees, in cash or property, in a manner that is not expressly authorized under the Plan.  Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program.  The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

Section 12.7        No Voting Rights.  Except as otherwise required by law, no Participant holding any Awards granted under the Plan shall have any right in respect of such Awards to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock underlying such Awards have been issued, and then, subject to the voting restrictions contained in the Subscription Agreement.

Section 12.8        Requirements of Law.  The granting of Awards and the issuance of shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  No Awards shall be granted under the Plan, and no Common Stock shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 12.9        Freedom of Action.  Nothing in the Plan or any Award Agreement evidencing an Award shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action.  This Section 12.9 shall not be construed to enlarge the rights of the Company or the Board hereunder with respect to the interpretation or administration of the Plan or any Award Agreements.

Section 12.10         Unfunded Plan; Plan Not Subject to ERISA.  The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company.  The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

Section 12.11      Term of Plan.  The Plan shall be effective as of [•], 2011 (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article X, until the tenth anniversary of such date.  The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

Section 12.12      Governing Law.  The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 12.13      Section 409A of the Code.  This Plan and the Award Agreements entered into pursuant to this Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.

Section 12.14      California Securities Law Compliance.  Notwithstanding any provision of the Plan to the contrary, to the extent required by the laws, rules or regulations of the State of California or any subdivision or agency thereof, the following terms shall apply:  The Plan must be approved by a majority of the Company’s shareholders by the later of (i) within 12 months before or after the Effective Date or (ii) prior to or within 12 months of the issuance of any Shares under the Plan within the State of California.  Any Shares issued within the State of California before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained as described in the prior sentence.  Shares issued within the State of California prior to obtaining such approval shall not be counted in determining whether shareholder approval is obtained.